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                                                                    EXHIBIT 99.5

                                   FORM OF
                              AMENDMENT AND WAIVER


   AMENDMENT AND WAIVER dated as of June 21, 1996 (the "Amendment and Waiver") to the Amended and Restated Stockholders and Registration Rights Agreement dated as of September 27, 1991, as amended as of March 31, 1994 (the "Agreement"), among Lear Corporation (as successor to Lear Holdings Corporation), a Delaware corporation (the "Company"), Lehman Brothers Merchant Banking Portfolio Partnership L.P. (formerly Shearson Lehman Hutton Merchant Banking Portfolio Partnership L.P.), a Delaware limited partnership, Lehman Brothers Offshore Investment Partnership--Japan L.P. (formerly Shearson Lehman Hutton Offshore Investment Partnership--Japan L.P.), a Bermuda limited partnership, Lehman Brothers Offshore Investment Partnership L.P. (formerly Shearson Lehman Hutton Offshore Investment Partnership L.P.), a Bermuda limited partnership, and Lehman Brothers Capital Partners II, L.P. (formerly Shearson Lehman Hutton Capital Partners II, L.P.), a Delaware limited partnership (each a "Lehman Partnership" and, collectively, the "Lehman Group"), LBI Group Inc. (formerly Shearson Lehman Hutton Merchant Banking Partners, Inc.), a Delaware corporation, as the Lehman Group Representative (the "Lehman Group Representative"), FIMA Finance Management Inc., a British Virgin Islands corporation ("FIMA"), and the parties listed in Schedule A to the Agreement or who became Management Investors pursuant to Section 6.10 thereof (the "Management Investors" and, together with the Lehman Group and FIMA, the "Investors").

   The parties hereto agree as follows:

   SECTION 1. Amendment. References to the "120-day period" in Section 4.3(a) and 4.3(b) of the Agreement shall each be replaced with "90-day period."

   SECTION 2. Waiver. The Holders, other than the Lehman Group and FIMA, hereby waive their rights under Section 4.2 of the Agreement, including, without limitation, their rights to participate in the public offering of Shares by the Company, FIMA and the Lehman Group (the "Offering") contemplated by the Registration Statement (Reg. No. 333-05807) filed with the Securities and Exchange Commission on June 12, 1996, as the same may be amended or supplemented (the "Registration Statement"), and their rights under the notice provisions thereof with respect to the Offering. In addition, with respect to the Offering, the Company and the Holders hereby waive the requirements of
Section 4.3(a) of the Agreement for every Holder other than the Lehman Group, FIMA, each other Holder who serves as an executive officer of the Company on the date hereof and their respective Permitted Transferees.

   SECTION 3. Notice. The Company expects the Registration Statement relating to the Offering to become effective on or about July 2, 1996. The preceding sentence shall satisfy in full the notice requirements of Section 4.3(a) of the Agreement with respect of the Offering.





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   SECTION 4.  Effectiveness; Miscellaneous.  (a) This Amendment and Waiver
shall become effective as of the date first set forth above.

   (b) This Amendment and Waiver constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

   (c) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Waiver.

   (d) The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Amendment and Waiver, regardless of the law that might be applied under applicable principles of conflicts of laws.

   (e) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and Waiver and to whose benefit the provisions of this Amendment and Waiver shall inure.

   (f) This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

   (g) Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

   (h) Except as specifically modified hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as modified hereby.

   IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver as of the date first set forth above.

                                     LEAR CORPORATION


                                     By________________________________________
                                       Name:  Joseph F. McCarthy
                                       Title: Vice President, Secretary and
                                              General Counsel





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                                     As Holders of a majority of the Shares
                                     held by the Lehman Partnerships and their respective Permitted Transferees:


                                     Lehman Brothers Merchant Banking Portfolio
                                     Partnership L.P.



                                     By_______________________________
                                     Name:
                                     Title:


                                     Lehman Brothers Capital
                                     Partners II, L.P.


                                     By_______________________________
                                       Name:
                                       Title:

                                     Lehman Brothers Offshore
                                     Investment Partnership LP.


                                     By_______________________________
                                       Name:
                                       Title:

                                     Lehman Brothers Offshore
                                     Investment Partnership-Japan LP.


                                     By_______________________________
                                       Name:
                                       Title:





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                                     As Holders of a majority of the Shares
                                     held by FIMA and its Permitted Transferees:

                                     FIMA Finance Management, Inc.


                                     By_______________________________
                                       Name:
                                       Title:



                                     As Holders of a majority of the Shares
                                     held by Management Investors and their
                                     respective Permitted Transferees:


                                     _________________________________
                                     Name:  John Boerger
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  P. Burke
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  Jimmie Comer
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  G.H. Dunze
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  M.R. Edwards
                                     Shares of Common Stock:__________





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                                     _________________________________
                                     Name:  C.E. Fisher
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  A.J. Goscinski
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  J.A. Hollars
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  L.R. Haskell
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  L.K. Hensley
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  T.B. Henstock
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.G. Hodgson
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.B. Hopkins, Jr.
                                     Shares of Common Stock:__________




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                                     _________________________________
                                     Name:  G.G. Harris
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  W.G. Jamieson
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  E.F. Kozlowski
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  W.A. Ludwig
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  T.E. Melson
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.T. Murphy
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.E. Rossiter
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.B. Smith, Jr.
                                     Shares of Common Stock:__________





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                                     _________________________________
                                     Name:  D.J. Stebbins
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  R.G. Tancredi
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  J.E. Thompson
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  M.P. Tepfenhart
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  J.H. Vandenberghe
                                     Shares of Common Stock:__________


                                     _________________________________
                                     Name:  A.H. Vartanian
                                     Shares of Common Stock:__________


                                     __________________________________
                                     Name:  J. Wainwright
                                     Shares of Common Stock:___________


                                     _________________________________
                                     Name:  K.L. Way
                                     Shares of Common Stock:___________





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                                      Permitted Transferees:




                                      ________________________________________
                                      Name: Michele J. Wainwright
                                            (Permitted Transferee of
                                            J. Wainwright)
                                      Shares of Common Stock: _______________



                                      ________________________________________
                                      Name:  Carolyn L. Hodgson

                                      Shares of Common Stock: _______________





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